1 https://ford.to/facebook https://x.com/ford https://ford.to/linkedin Ford Reports First-Quarter 2026 Financial Results; Raises Full-Year Guidance • First-quarter revenue of $43.3 billion; net income of $2.5 billion; adjusted EBIT of $3.5 billion; operating cash flow was $1.3 billion; adjusted free cash flow was a use of $1.9 billion • Net income of $2.5 billion and adjusted EBIT of $3.5 billion reflect a $1.3 billion one-time IEEPA tariff benefit, strong product mix and net pricing, and growth in software and physical services • Company declared a second-quarter regular dividend of 15 cents per share on April 28, 2026 • Company raises full-year adjusted EBIT guidance to $8.5 billion to $10.5 billion (from $8.0 billion to $10.0 billion) DEARBORN, Mich., April 29, 2026 – Ford Motor Company (NYSE: F) today announced its first-quarter quarter 2026 financial results. “Our strong first-quarter results and raised full-year guidance reflect the momentum of the Ford+ plan,” said Ford President and CEO Jim Farley. “We built the foundation for a more modern, resilient Ford, improving cost and quality and building our world-class team. We are well- prepared to deliver for our customers and shareholders as we enter one of the most intensive product, software and physical services rollouts in our history.” Added Ford CFO Sherry House: “The path to higher margins is clear, and the first-quarter demonstrates those building blocks in action. The strength in the quarter reflects strong execution in our profit pillars, and we remain on track to deliver our full-year cost reductions. When combined with accretive recurring revenue from software and physical services and decisive actions to improve our EV performance, we are driving a fundamentally more profitable business, allocating capital with extreme discipline, protecting our balance sheet, and positioning Ford to deliver consistently higher returns.” House further explained that the company is on track to recover profits from Novelis in the second-half of the year.

Total Company Highlights

	First Quarter		
	2025	2026	Change
Wholesale Units (000)	971	934	(4)%
GAAP Financial Measures			
Cash Flows from Op. Activities ($B)	$ 3.7	$ 1.3	$ (2.4)
Revenue ($B)	40.7	43.3	6 %
Net Income / (Loss) ($B)	0.5	2.5	2.1
Net Income / (Loss) Margin (%)	1.2 %	5.9 %	4.7 ppts
EPS (Diluted)	$ 0.12	$ 0.63	$ 0.51
Non-GAAP Financial Measures			
Company Adj. Free Cash Flow ($B)	$ (1.5)	$ (1.9)	$ (0.4)
Company Adj. EBIT ($B)	1.0	3.5	2.5
Company Adj. EBIT Margin (%)	2.5 %	8.1 %	5.6 ppts
Adjusted EPS (Diluted)	$ 0.14	$ 0.66	$ 0.52
Adjusted ROIC (Trailing Four Qtrs)	10.9 %	12.6 %	1.8 ppts

The company posted **first-quarter revenue** of $43.3 billion, a 6 percent increase from a year ago. **Net income** was $2.5 billion and **adjusted earnings before interest and taxes** was $3.5 billion. Results include a $1.3 billion one-time IEEPA tariff benefit reflecting amounts Ford paid between March 2025 and February 2026, primarily benefiting the Ford Blue and Ford Pro segments.

Operating cash flow was $1.3 billion and **adjusted free cash flow** was a use of $1.9 billion in the quarter. At the end of the quarter, Ford had $22.0 billion in **cash** (after the repayment of the company's convertible debt, which was not refinanced) and $43.1 billion in **liquidity**. The company renewed its $18 billion corporate credit facilities earlier this month. On April 28, the company also declared a **second-quarter regular dividend** of 15 cents per share, payable on June 1 to shareholders of record on May 12.

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Business Segment Highlights

	First Quarter		
	2025	2026	Change
Ford Blue Segment			
Wholesales (000)	588	584	(1)%
Revenue ($B)	$ 21.0	$ 23.9	14%
EBIT ($M)	96	1,942	1,846
EBIT Margin (%)	0.5 %	8.1 %	7.7 ppts
Ford Model e Segment			
Wholesales (000)	31	34	10%
Revenue ($B)	$ 1.2	$ 1.2	(1)%
EBIT ($M)	(849)	(777)	72
EBIT Margin (%)	(68.4)%	(63.1)%	5.3 ppts
Ford Pro Segment			
Wholesales (000)	352	316	(10)%
Revenue ($B)	$ 15.2	$ 14.7	(3)%
EBIT ($M)	1,309	1,685	376
EBIT Margin (%)	8.6 %	11.4 %	2.8 ppts

Ford Pro generated $1.7 billion in EBIT on $14.7 billion in revenue. Ford Pro paid software subscriptions grew 30 percent year-over-year to 879,000.

Ford Blue reported $1.9 billion in EBIT on $23.9 billion in revenue, led by the continued strength of F-Series, Bronco, and double-digit growth in Explorer and Expedition sales. Off-road performance trims now account for nearly a quarter of U.S. sales.

Ford Model e reported a first-quarter EBIT loss of $777 million as the segment continues to optimize first-generation vehicles for profitability while preparing to launch affordable, highly scalable electric vehicles on the new UEV platform and ramp Ford Energy.

Ford Credit reported first-quarter earnings before taxes of $783 million, up $203 million compared to a year ago, reflecting healthy financing margins and a high-quality book of business.

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4 Full-Year 2026 Outlook For the full-year, the company raised its adjusted EBIT guidance to $8.5 billion to $10.5 billion, up from $8.0 billion to $10.0 billion. The company also expects adjusted free cash flow of $5.0 billion to $6.0 billion and capital expenditures of $9.5 billion to $10.5 billion, which reflects its shift toward higher-return growth opportunities, including $1.5 billion for Ford Energy. Guidance does not include potential impacts of a sustained conflict in the Middle East or a significant downturn in the U.S. economy. Full-year segment outlooks include Ford Pro EBIT of $6.5 billion to $7.5 billion, Ford Blue EBIT of $4.5 billion to $5.0 billion (raised from $4.0 billion to $4.5 billion), Model e losses of $4.0 billion to $4.5 billion, and Ford Credit EBT of about $2.5 billion. The company continues to assume a U.S. SAAR of 16.0 million to 16.5 million and flat industry pricing. EBIT outlook assumptions include a favorable one-time $1.3 billion IEEPA tariff benefit; net $1 billion improvement from the Novelis recovery; commodity headwinds of about $2 billion, $1 billion higher than the previous estimate, led by aluminum (excluding Novelis-related aluminum costs); tariff impacts of about $1 billion (excluding IEEPA benefit and Novelis temporary costs); on track for $1 billion in material and warranty cost reductions; and about $1 billion of incremental investment in Model e to support the ramp of the Universal EV platform and Ford Energy. Ford’s annual meeting will take place online at 8:30 a.m. ET on Thursday, May 14. Conference Call Details At 5:00 p.m. ET today, Ford and Ford Credit management will hold a conference call to discuss these financial results. For the webcast, click here. It will be available for replay for approximately one week following the call at the same link. Analysts will be able to ask questions on the call. Registration beforehand is strongly recommended to expedite access to the call. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services, including BlueCruise (ADAS) and security. The company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles (“EVs”) along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, the company provides financial services through Ford Motor Credit Company. Ford employs about 168,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

5 Contacts Media David Tovar 1.773.682.7954 dtovar9@ford.com Equity Investment Community Lynn Antipas Tyson 1.203.616.5689 ltyson4@ford.com Fixed Income Investment Community Sean Moore 1.313.248.1587 smoor192@ford.com Shareholder Inquiries 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. • Reported “cash” includes cash, cash equivalents, marketable securities and restricted cash (including cash held for sale), excluding Ford Credit’s cash, cash equivalents, marketable securities and restricted cash. Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term success depends on delivering the Ford+ plan, including improving cost competitiveness; • Ford’s products have been and could continue to be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our products and services and reduce the costs associated therewith could continue to have an adverse effect on our business; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to timely acquire key components or raw materials has previously disrupted and may, in the future, disrupt Ford’s operations; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, commercial relationships, or business strategies or the benefits may take longer than expected to materialize; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation;

6 • Failure to develop and deploy secure digital services that appeal to customers, retain existing subscribers, and grow our subscription rates could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, support, and reward talent is critical to its success and competitiveness; • Operational information systems, security systems, products, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford, Ford Credit, their suppliers, and dealers; • To facilitate access to the raw materials and other components necessary for the manufacture of electrified products, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast; • With a global footprint and supply chain, Ford’s results and operations have been and could continue to be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and Ford’s reputation may be harmed based on positions it takes or if it is unable to achieve the initiatives it has announced; • Ford may face increased price competition for its products and services, including pricing pressure resulting from industry excess capacity, currency fluctuations, competitive actions, legal and policy changes, or economic or other factors, particularly for electrified vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event; • The impact of government incentives on Ford’s business has been and could continue to be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, asset portfolios, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit have experienced and could continue to experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to respond to shifting consumer sentiment and competitive dynamics as a result of policy changes affecting, or otherwise to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations;

7 • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, data access, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward- looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake, and expressly disclaim to the extent permitted by law, any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent Quarterly Reports on Form 10‑Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended March 31, 2025 2026 First Quarter (unaudited) Revenues Company excluding Ford Credit $ 37,422 $ 39,819 Ford Credit 3,237 3,434 Total revenues 40,659 43,253 Costs and expenses Cost of sales 35,188 35,311 Selling, administrative, and other expenses 2,431 2,807 Ford Credit interest, operating, and other expenses 2,721 2,806 Total costs and expenses 40,340 40,924 Operating income/(loss) 319 2,329 Interest expense on Company debt excluding Ford Credit 288 350 Other income/(loss), net 496 773 Equity in net income/(loss) of affiliated companies 94 160 Income/(Loss) before income taxes 621 2,912 Provision for/(Benefit from) income taxes 148 361 Net income/(loss) 473 2,551 Less: Income/(Loss) attributable to noncontrolling interests 2 3 Net income/(loss) attributable to Ford Motor Company $ 471 $ 2,548 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.12 $ 0.64 Diluted income/(loss) 0.12 0.63 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,968 3,991 Diluted shares 4,011 4,071

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2025 March 31, 2026 (unaudited) ASSETS Cash and cash equivalents $ 23,356 $ 17,649 Marketable securities 15,131 12,839 Ford Credit finance receivables, net of allowance for credit losses of $261 and $270 49,130 46,185 Trade and other receivables, less allowances of $108 and $100 15,398 17,227 Inventories 15,285 16,537 Other assets 5,187 5,892 Total current assets 123,487 116,329 Ford Credit finance receivables, net of allowance for credit losses of $650 and $667 61,449 60,322 Net investment in operating leases 28,540 28,983 Net property 37,288 38,091 Equity in net assets of affiliated companies 2,753 2,737 Deferred income taxes 21,953 22,273 Other assets 13,690 13,699 Total assets $ 289,160 $ 282,434 LIABILITIES Payables $ 25,809 $ 26,039 Other liabilities and deferred revenue 31,779 29,849 Debt payable within one year Company excluding Ford Credit 5,550 3,268 Ford Credit 51,752 47,523 Total current liabilities 114,890 106,679 Other liabilities and deferred revenue 30,902 30,161 Long-term debt Company excluding Ford Credit 16,369 16,327 Ford Credit 89,665 90,008 Deferred income taxes 1,354 1,775 Total liabilities 253,180 244,950 EQUITY Common Stock, par value $0.01 per share (4,154 million shares issued of 6 billion authorized) 41 42 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 23,922 23,884 Retained earnings 22,508 24,445 Accumulated other comprehensive income/(loss) (7,710) (7,880) Treasury stock (2,810) (3,039) Total equity attributable to Ford Motor Company 35,952 37,453 Equity attributable to noncontrolling interests 28 31 Total equity 35,980 37,484 Total liabilities and equity $ 289,160 $ 282,434

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2025 2026 First Three Months (unaudited) Cash flows from operating activities Net income/(loss) $ 473 $ 2,551 Depreciation and tooling amortization 1,848 1,883 Other amortization (464) (458) Provision for credit and insurance losses 161 173 Pension and other postretirement employee benefits (“OPEB”) expense/(income) 94 (136) Equity method investment (earnings)/losses and impairments in excess of dividends received (14) (28) Foreign currency adjustments 38 (104) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (32) (6) Stock compensation 121 110 Provision for/(Benefit from) deferred income taxes (54) 64 Decrease/(Increase) in finance receivables (wholesale and other) 2,427 1,181 Decrease/(Increase) in accounts receivable and other assets (1,294) (1,542) Decrease/(Increase) in inventory (2,677) (1,361) Increase/(Decrease) in accounts payable and accrued and other liabilities 3,020 (1,207) Other 32 196 Net cash provided by/(used in) operating activities 3,679 1,316 Cash flows from investing activities Capital spending (1,818) (2,376) Acquisitions of finance receivables and operating leases (11,611) (12,095) Collections of finance receivables and operating leases 10,983 11,439 Purchases of marketable securities and other investments (2,433) (1,743) Sales and maturities of marketable securities and other investments 3,617 3,982 Settlements of derivatives (180) 34 Returns of capital from equity method investments 1,700 — Other (48) (12) Net cash provided by/(used in) investing activities 210 (771) Cash flows from financing activities Cash payments for dividends and dividend equivalents (1,196) (607) Purchases of common stock — (311) Net changes in short-term debt (564) (2,082) Proceeds from issuance of long-term debt 11,979 12,565 Payments of long-term debt (16,223) (15,581) Other (116) (156) Net cash provided by/(used in) financing activities (6,120) (6,172) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 118 (120) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (2,113) $ (5,747) Cash, cash equivalents, and restricted cash at beginning of period $ 23,190 $ 23,750 Net increase/(decrease) in cash, cash equivalents, and restricted cash (2,113) (5,747) Cash, cash equivalents, and restricted cash at end of period $ 21,077 $ 18,003

11 SUPPLEMENTAL INFORMATION The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, and Ford Pro reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting. Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended March 31, 2026 First Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 39,819 $ 3,434 $ 43,253 Total costs and expenses 38,118 2,806 40,924 Operating income/(loss) 1,701 628 2,329 Interest expense on Company debt excluding Ford Credit 350 — 350 Other income/(loss), net 631 142 773 Equity in net income/(loss) of affiliated companies 147 13 160 Income/(Loss) before income taxes 2,129 783 2,912 Provision for/(Benefit from) income taxes 253 108 361 Net income/(loss) 1,876 675 2,551 Less: Income/(Loss) attributable to noncontrolling interests 3 — 3 Net income/(loss) attributable to Ford Motor Company $ 1,873 $ 675 $ 2,548

12 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): March 31, 2026 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 9,725 $ 7,924 $ — $ 17,649 Marketable securities 12,054 785 — 12,839 Ford Credit finance receivables, net — 46,185 — 46,185 Trade and other receivables, net 8,375 8,852 — 17,227 Inventories 16,537 — — 16,537 Other assets 4,591 1,301 — 5,892 Receivable from other segments 733 2,148 (2,881) — Total current assets 52,015 67,195 (2,881) 116,329 Ford Credit finance receivables, net — 60,322 — 60,322 Net investment in operating leases 1,953 27,030 — 28,983 Net property 37,756 335 — 38,091 Equity in net assets of affiliated companies 2,595 142 — 2,737 Deferred income taxes 21,578 695 — 22,273 Other assets 11,791 1,908 — 13,699 Receivable from other segments 51 — (51) — Total assets $ 127,739 $ 157,627 $ (2,932) $ 282,434 Liabilities Payables $ 25,052 $ 987 $ — $ 26,039 Other liabilities and deferred revenue 27,312 2,537 — 29,849 Debt payable within one year 3,268 47,523 — 50,791 Payable to other segments 2,881 — (2,881) — Total current liabilities 58,513 51,047 (2,881) 106,679 Other liabilities and deferred revenue 28,930 1,231 — 30,161 Long-term debt 16,327 90,008 — 106,335 Deferred income taxes 952 823 — 1,775 Payable to other segments — 51 (51) — Total liabilities $ 104,722 $ 143,160 $ (2,932) $ 244,950

13 Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions): For the period ended March 31, 2026 First Quarter Cash flows from operating activities Company excluding Ford Credit Ford Credit Eliminations Consolidated Net income/(loss) $ 1,876 $ 675 $ — $ 2,551 Depreciation and tooling amortization 1,168 715 — 1,883 Other amortization 12 (470) — (458) Provision for credit and insurance losses (2) 175 — 173 Pension and OPEB expense/(income) (136) — — (136) Equity method investment (earnings)/losses and impairments in excess of dividends received (15) (13) — (28) Foreign currency adjustments (115) 11 — (104) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (10) 4 — (6) Stock compensation 105 5 — 110 Provision for/(Benefit from) deferred income taxes 78 (14) — 64 Decrease/(Increase) in finance receivables (wholesale and other) — 1,181 — 1,181 Decrease/(Increase) in intersegment receivables/payables (272) 272 — — Decrease/(Increase) in accounts receivable and other assets (1,478) (64) — (1,542) Decrease/(Increase) in inventory (1,361) — — (1,361) Increase/(Decrease) in accounts payable and accrued and other liabilities (1,098) (109) — (1,207) Other 265 (69) — 196 Interest supplements and residual value support to Ford Credit (1,038) 1,038 — — Net cash provided by/(used in) operating activities $ (2,021) $ 3,337 $ — $ 1,316 Cash flows from investing activities Capital spending $ (2,357) $ (19) $ — $ (2,376) Acquisitions of finance receivables and operating leases — (12,095) — (12,095) Collections of finance receivables and operating leases — 11,439 — 11,439 Purchases of marketable securities and other investments (1,629) (114) — (1,743) Sales and maturities of marketable securities and other investments 3,875 107 — 3,982 Settlements of derivatives 134 (100) — 34 Other (11) (1) — (12) Investing activity (to)/from other segments 950 — (950) — Net cash provided by/(used in) investing activities $ 962 $ (783) $ (950) $ (771) Cash flows from financing activities Cash payments for dividends and dividend equivalents $ (607) $ — $ — $ (607) Purchases of common stock (311) — — (311) Net changes in short-term debt 53 (2,135) — (2,082) Proceeds from issuance of long-term debt — 12,565 — 12,565 Payments of long-term debt (2,287) (13,294) — (15,581) Other (120) (36) — (156) Financing activity to/(from) other segments — (950) 950 — Net cash provided by/(used in) financing activities $ (3,272) $ (3,850) $ 950 $ (6,172) Effect of exchange rate changes on cash, cash equivalents, and restricted cash $ (76) $ (44) $ — $ (120)

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excluding Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not generally consider to be indicative of earnings from ongoing operating activities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. Adjusted Return on Invested Capital (“Adjusted ROIC”) provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excluding Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excluding Ford Credit Debt), and net pension / OPEB liability. When we provide guidance for adjusted EBIT, adjusted earnings / (loss) per share, and adjusted effective tax rate, we do not provide guidance for their respective most comparable GAAP measures as those GAAP measures will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including gains and losses on pension and OPEB remeasurement, and other items that are difficult to quantify. When we provide guidance for Company adjusted free cash flow, we do not provide guidance for its most comparable GAAP measure (net cash provided by / (used in) operating activities) as the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation to Adjusted EBIT ($M) First Quarter 2025 2026 Net Income / (Loss) Attributable to Ford (GAAP) $ 471 $ 2,548 Income / (Loss) Attributable to Noncontrolling Interests 2 3 Net Income / (Loss) $ 473 $ 2,551 Less: (Provision For) / Benefit From Income Taxes (148) (361) Income / (Loss) Before Income Taxes $ 621 $ 2,912 Less: Special Items Pre-Tax (110) (226) Income / (Loss) Before Special Items Pre-Tax $ 731 $ 3,138 Less: Interest on Debt (288) (350) Adjusted EBIT (Non-GAAP) $ 1,019 $ 3,488 Memo: Revenue ($B) $ 40.7 $ 43.3 Net Income / (Loss) Margin (GAAP) (%) 1.2% 5.9 % Adjusted EBIT Margin (Non-GAAP) (%) 2.5% 8.1 % Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share First Quarter 2025 2026 Diluted After-Tax Results ($M) Diluted After-Tax Results (GAAP) $ 471 $ 2,548 Less: Impact of Pre-Tax and Tax Special Items (81) (150) Adjusted Net Income / (Loss) – Diluted (Non-GAAP) $ 552 $ 2,698 Basic and Diluted Shares (M) Basic Shares (Average Shares Outstanding) 3,968 3,991 Net Dilutive Options, Unvested Restricted Stock Units, and Unvested Restricted Stock Shares 43 80 Diluted Shares 4,011 4,071 Earnings / (Loss) Per Share – Diluted (GAAP) $ 0.12 $ 0.63 Less: Net Impact of Adjustments (0.02) (0.03) Adjusted Earnings Per Share – Diluted (Non-GAAP) $ 0.14 $ 0.66

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2026	Memo:
	Q1	Full Year 2025
Pre-Tax Results ($M)		
Income / (Loss) Before Income Taxes (GAAP)	$ 2,912	$ (11,830)
Less: Impact of Special Items	(226)	(17,356)
Adjusted Earnings Before Taxes (Non-GAAP)	$ 3,138	$ 5,526
Taxes ($M)		
(Provision For) / Benefit From Income Taxes (GAAP)	$ (361)	$ 3,668
Less: Impact of Special Items	76	4,775
Adjusted (Provision For) / Benefit From Income Taxes (Non-GAAP)	$ (437)	$ (1,107)
Tax Rate (%)		
Effective Tax Rate (GAAP)	12.4 %	31.0 %
Adjusted Effective Tax Rate (Non-GAAP)	13.9 %	20.0 %

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2025				2026
	Q1	Q2	Q3	Q4	Q1
Net Cash Provided By / (Used In) Operating Activities (GAAP)	$ 3,679	$ 6,317	$ 7,402	$ 3,884	$ 1,316
Less: Items Not Included in Company Adjusted Free Cash Flows					
Ford Credit Operating Cash Flows	4,106	2,517	1,741	4,567	3,337
Funded Pension Contributions	(234)	(281)	(187)	(18)	(178)
Restructuring (Including Separations) (a)	(163)	(46)	(22)	(205)	(734)
Ford Credit Tax Payments / (Refunds) Under Tax Sharing Agreement	—	—	—	—	33
Other, Net	(141)	(144)	(189)	(522)	(541)
Add: Items Included in Company Adjusted Free Cash Flows					
Company Excluding Ford Credit Capital Spending	(1,790)	(2,054)	(2,099)	(2,751)	(2,357)
Ford Credit Distributions	200	500	350	600	950
Settlement of Derivatives	1	109	(1)	(55)	134
Company Adjusted Free Cash Flow (Non-GAAP)	$ (1,478)	$ 2,826	$ 4,309	$ (2,144)	$ (1,874)

a. Restructuring excludes cash flows reported in investing activities

16

17 Adjusted ROIC ($B) Four Quarters Ending Q1 2025 Four Quarters Ending Q1 2026 Adjusted Net Operating Profit / (Loss) After Cash Tax Net Income / (Loss) Attributable to Ford $ 5.0 $ (6.1) Add: Noncontrolling Interest 0.0 0.0 Less: Income Tax (1.2) 3.5 Add: Cash Tax (0.9) (0.6) Less: Interest on Debt (1.1) (1.3) Less: Total Pension / OPEB Income / (Cost) (0.1) (0.8) Add: Pension / OPEB Service Costs (0.5) (0.4) Net Operating Profit / (Loss) After Cash Tax $ 6.1 $ (8.4) Less: Special Items (excl. Pension / OPEB) Pre-Tax (1.6) (16.9) Adj. Net Operating Profit / (Loss) After Cash Tax $ 7.6 $ 8.5 Invested Capital Equity $ 44.7 $ 37.5 Debt (excl. Ford Credit) 20.9 19.6 Net Pension and OPEB Liability 4.6 4.0 Invested Capital (End of Period) $ 70.2 $ 61.1 Average Invested Capital $ 70.1 $ 67.3 ROIC (a) 8.6% (12.5) % Adjusted ROIC (Non-GAAP) (b) 10.9% 12.6 % a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

18 Special Items ($B) First Quarter 2025 2026 Restructuring (by Geography) Europe $ (0.0) $ (0.4) Subtotal Restructuring $ (0.0) $ (0.4) Other Items EV program cancellations announced in December 2025 $ 0.0 $ (0.1) All-electric three-row SUV program cancellation and resulting actions (0.1) 0.1 Subtotal Other Items $ (0.1) $ (0.1) Pension and OPEB Gain/(Loss) Pension and OPEB remeasurement $ 0.0 $ 0.2 Pension settlements, curtailments, and separations costs (0.0) (0.1) Subtotal Pension and OPEB Gain/(Loss) $ (0.0) $ 0.2 Total EBIT Special Items $ (0.1) $ (0.2)

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended March 31, 2025 2026 First Quarter (unaudited) Financing revenue Operating leases $ 1,131 $ 1,346 Retail financing 1,510 1,584 Dealer financing 669 540 Other financing 38 41 Total financing revenue 3,348 3,511 Depreciation on vehicles subject to operating leases (605) (696) Interest expense (1,790) (1,719) Net financing margin 953 1,096 Other revenue Insurance premiums earned 48 43 Fee based revenue and other 24 31 Total financing margin and other revenue 1,025 1,170 Expenses Operating expenses 353 368 Provision for credit losses 140 172 Insurance expenses 17 3 Total expenses 510 543 Other income/(loss), net 65 156 Income before income taxes 580 783 Provision for/(Benefit from) income taxes 156 108 Net income $ 424 $ 675

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2025 March 31, 2026 (unaudited) ASSETS Cash and cash equivalents $ 9,270 $ 7,924 Marketable securities 784 785 Finance receivables, net Retail installment contracts, dealer financing, and other financing 111,039 108,478 Finance leases 8,757 8,571 Total finance receivables, net of allowance for credit losses of $911 and $937 119,796 117,049 Net investment in operating leases 26,502 27,030 Notes and accounts receivable from affiliated companies 984 703 Derivative financial instruments 1,528 1,208 Other assets 3,589 3,842 Total assets $ 162,453 $ 158,541 LIABILITIES Accounts payable (including to affiliated companies of $481 and $783) $ 1,445 $ 1,770 Debt 141,417 137,531 Deferred income taxes 660 823 Derivative financial instruments 947 857 Other liabilities and deferred revenue 3,180 3,093 Total liabilities 147,649 144,074 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (695) (757) Retained earnings 10,333 10,058 Total shareholder’s interest 14,804 14,467 Total liabilities and shareholder’s interest $ 162,453 $ 158,541

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2025 2026 First Three Months (unaudited) Cash flows from operating activities Net income $ 424 $ 675 Provision for credit losses 140 172 Depreciation and amortization 770 882 Amortization of upfront interest supplements (643) (649) Net change in deferred income taxes 146 (14) Net change in other assets (150) (2) Net change in other liabilities 82 263 All other operating activities 35 (33) Net cash provided by/(used in) operating activities 804 1,294 Cash flows from investing activities Purchases of finance receivables (8,280) (8,629) Principal collections of finance receivables 9,734 10,149 Purchases of operating lease vehicles (2,799) (2,969) Proceeds from termination of operating lease vehicles 1,470 1,697 Net change in wholesale receivables and other short-duration receivables 2,548 1,139 Purchases of marketable securities and other investments (157) (114) Proceeds from sales and maturities of marketable securities and other investments 93 107 Settlements of derivatives (181) (100) All other investing activities (27) (20) Net cash provided by/(used in) investing activities 2,401 1,260 Cash flows from financing activities Proceeds from issuances of long-term debt 11,979 12,565 Payments of long-term debt (16,185) (13,294) Net change in short-term debt (651) (2,135) Cash distributions to parent (200) (950) All other financing activities (40) (36) Net cash provided by/(used in) financing activities (5,097) (3,850) Effect of exchange rate changes on cash, cash equivalents, and restricted cash 76 (44) Net increase/(decrease) in cash, cash equivalents and restricted cash $ (1,816) $ (1,340) Cash, cash equivalents, and restricted cash at beginning of period $ 9,360 $ 9,377 Net increase/(decrease) in cash, cash equivalents, and restricted cash (1,816) (1,340) Cash, cash equivalents, and restricted cash at end of period $ 7,544 $ 8,037